           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2003
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 TOM BROWN, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              95-1949781
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                       555 SEVENTEENTH STREET, SUITE 1850
                             DENVER, COLORADO 80202
          (Address of principal executive offices, including zip code)

                                   ----------

                     TOM BROWN, INC. 2003 STOCK OPTION PLAN
                            (Full title of the plans)

                               DANIEL G. BLANCHARD
         EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                                 TOM BROWN, INC.
                       555 SEVENTEENTH STREET, SUITE 1850
                             DENVER, COLORADO 80202
                     (Name and address of agent for service)

                                 (303) 260-5000
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                                 BRUCE R. DEBOER
                                 TOM BROWN, INC.
                       555 SEVENTEENTH STREET, SUITE 1850
                             DENVER, COLORADO 80202

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
   TITLE OF SECURITIES                   AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION
    TO BE REGISTERED                    REGISTERED (1)        PER SHARE (2)             PRICE                 FEE
----------------------------------     ----------------     ----------------     -------------------     -------------
Common Stock, $0.10 par value ....     1,800,000 shares     $          27.61     $        49,698,000     $       4,021

======================================================================================================================

(1) This registration statement shall also cover any additional shares of Common Stock which become issuable under the Tom Brown, Inc. 2003 Stock Option Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on June 23, 2003.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents that we filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 12, 13(a), or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference and made a part of this registration statement:

      o our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

      o our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003;

      o our Current Reports on Form 8-K (other than information furnished pursuant to Item 9 thereof) filed with the Commission on February 25, 2003, May 8, 2003, May 9, 2003 and May 16, 2003;

      o the description of our common stock contained in Item 1 of our registration statement on Form 8-A filed on April 29, 2002.

     All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of those documents. Any statement contained in this registration statement or in any document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Bylaws and Certificate of Incorporation provide that we will indemnify our officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") only if such indemnification with respect to any particular proceeding is authorized by our Board of Directors. In addition, we may pay expenses incurred in defending any proceeding in advance of its final disposition if the indemnified person undertakes to repay all amounts advanced if it should ultimately be determined that such person was not entitled to indemnification.

     Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

A Delaware corporation may indemnify past or present officers and directors of that corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if that person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the DGCL also empowers us to purchase and maintain insurance on behalf of any person who is or was an officer or director of us against liability asserted against or incurred by him in any such capacity, whether or not we would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of ours with the Commission, each of the following exhibits is filed herewith:

         4.1 Certificate of Incorporation of Tom Brown, Inc., as amended (incorporated by reference to Exhibit 3.1 to our registration statement filed on Form S-8 filed December 6, 2000 (Commission File No. 333-51320))

         4.2 Amended and Restated Bylaws of Tom Brown, Inc., dated May 10, 2001 (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the period ended March 31, 2001 (Commission File No. 00-03880))

         4.3 Specimen certificate for shares of common stock, par value $0.10 per share (incorporated by reference to Exhibit 4.1 to our registration statement on Form 8-A (Commission File No. 01-31308)).

         4.4 First Amended and Restated Rights Agreement dated March 1, 2001 between Tom Brown, Inc. and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Commission File No. 00-03880)).

         5.1*     Opinion of Vinson & Elkins L.L.P.

         10.1*    Tom Brown, Inc. 2003 Stock Option Plan.

         23.1*++  Consent of KPMG LLP

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

         23.3*    Consent of Ryder Scott Company

         24.1 Powers of Attorney (included on the signature page to this registration statement)

----------
*        Filed herewith

++ Only the consolidated financial statements of Tom Brown as of December 31, 2002, and for the year ended December 31, 2002, have been incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consent of Arthur Andersen LLP to the inclusion of its report regarding the consolidated financial statements of Tom Brown with respect to periods prior to 2002, incorporated in this registration statement by reference, is omitted pursuant to the Securities Act Rule 437a.


ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26 day of June, 2003.

                                  By: /s/ James D. Lightner
                                      -----------------------------------------
                                          James D. Lightner
                                          Chairman, Chief Executive Officer and
                                          President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel G. Blanchard and Bruce R. DeBoer, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 26 day of June, 2003.

            SIGNATURE                                   TITLE
            ---------                                   -----
       /s/ James D. Lightner            Chairman, Chief Executive Officer and President
-----------------------------------     (Principal Executive Officer)
         James D. Lightner

     /s/ Daniel G. Blanchard            Executive Vice President, Chief Financial Officer and
-----------------------------------     Treasurer (Principal Financial Officer)
        Daniel G. Blanchard

       /s/ Richard L. Satre             Controller (Principal Accounting Officer)
-----------------------------------
         Richard L. Satre

    /s/ Edward W. LeBaron, Jr.          Director
-----------------------------------
      Edward W. LeBaron, Jr.

     /s/ David M. Carmichael            Director
-----------------------------------
        David M. Carmichael

         /s/ Henry Groppe               Director
-----------------------------------
           Henry Groppe

    /s/ Robert H. Whilden, Jr.          Director
-----------------------------------
      Robert H. Whilden, Jr.

        /s/ Wayne W. Murdy              Director
-----------------------------------
          Wayne W. Murdy

       /s/ James B. Wallace             Director
-----------------------------------
         James B. Wallace

       /s/ John C. Linehan              Director
-----------------------------------
          John C. Linehan

       /s/ Kenneth B. Butler            Director
-----------------------------------
         Kenneth B. Butler

                                INDEX TO EXHIBITS

4.1 Certificate of Incorporation of Tom Brown, Inc., as amended (incorporated by reference to Exhibit 3.1 to our registration statement filed on Form S-8 filed December 6, 2000 (Commission File No. 333-51320))

4.2 Amended and Restated Bylaws of Tom Brown, Inc., dated May 10, 2001 (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the period ended March 31, 2001 (Commission File No. 00-03880))

4.3 Specimen certificate for shares of common stock, par value $0.10 per share (incorporated by reference to Exhibit 4.1 to our registration statement on Form 8-A (Commission File No. 01-31308)).

4.4 First Amended and Restated Rights Agreement dated March 1, 2001 between Tom Brown, Inc. and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Commission File No. 00-03880)).

5.1*    Opinion of Vinson & Elkins L.L.P.

10.1*   Tom Brown, Inc. 2003 Stock Option Plan.

23.1*++ Consent of KPMG LLP

23.2    Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.3*   Consent of Ryder Scott Company

24.1 Powers of Attorney (included on the signature page to this registration statement)

----------
*       Filed herewith

++ Only the consolidated financial statements of Tom Brown as of December 31, 2002, and for the year ended December 31, 2002, have been incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consent of Arthur Andersen LLP to the inclusion of its report regarding the consolidated financial statements of Tom Brown with respect to periods prior to 2002, incorporated in this registration statement by reference, is omitted pursuant to the Securities Act Rule 437a.